SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                              AXA Premier VIP Trust
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                (Name of Registrant as Specified In Its Charter)


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
                      AXA EQUITABLE LIFE INSURANCE COMPANY
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104

                              AXA PREMIER VIP TRUST

                     SUPPLEMENT DATED AUGUST 26, 2005 TO THE
               PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION
                                DATED MAY 1, 2005
                                       AND
                              INFORMATION STATEMENT

--------------------------------------------------------------------------------

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-referenced Prospectus and Statement of Additional Information, as supplemented, of AXA Premier VIP Trust (the "Trust"). You may obtain an additional copy of the Prospectus or Statement of Additional Information, or the Trust's most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104 or by calling 1-877-222-2144. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about new investment sub-advisers for the AXA Premier VIP Aggressive Equity Portfolio ("Aggressive Portfolio") and the AXA Premier VIP High Yield Portfolio ("High Yield Portfolio" and together with the Aggressive Portfolio, the "Portfolios" and individually, a "Portfolio").

AXA Equitable Life Insurance Company ("AXA Equitable" or the "Manager") serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust's shares. AXA Equitable and the Distributors are located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission ("SEC") to permit it and the Trust's Board of Trustees to select and replace investment sub-advisers for the Trust ("Advisers") and to amend the advisory agreements between AXA Equitable and the Advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust's Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Trustees of the Trust held on June 15, 2005, the Board of Trustees, including the Trustees who are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended) of the Trust, the Manager, the Advisers or the Distributors ("Independent Trustees"), unanimously approved the Manager's proposals to (1)
appoint Legg Mason Capital Management, Inc. ("Legg Mason" or "New Adviser") to replace Provident Investment Counsel, Inc. ("Provident") as an Adviser to an allocated portion of the Aggressive Portfolio; and (2) appoint Post Advisory Group, LLC ("Post" or "New Adviser") to replace Alliance Capital Management L.P. ("Alliance") as an Adviser to an allocated portion of the High Yield Portfolio. The Manager's proposals were based on its evaluation of certain performance-related issues at Provident and Alliance. The other current Advisers of the Aggressive Portfolio are Alliance, Marsico Capital Management, LLC ("Marsico") and MFS Investment Management ("MFS"). Alliance has served as an Adviser to an allocated portion of the Aggressive Portfolio, and its predecessor, since its inception; Marsico has served as an Adviser to an allocated portion of the Aggressive Portfolio, and its predecessor, since February 1, 2001; and MFS has served as an Adviser to an allocated portion of the Aggressive Portfolio, and its predecessor, since May 1, 2000. All three Advisers will continue to manage their respective portions of the Portfolio. The other current Adviser of the High Yield Portfolio is Pacific Investment Management Company LLC ("PIMCO"). PIMCO has served as an Adviser to an allocated portion of the High Yield Portfolio, and its predecessor, since July 15, 2002 and will continue to manage its respective portion of the Portfolio. AXA Equitable, in its capacity as the Manager of the Trust, will continue to allocate the assets of each Portfolio among the Advisers.

INFORMATION REGARDING THE INVESTMENT ADVISORY AGREEMENTS

Except as to the effective date and compensation, the terms of the new Investment Advisory Agreement between AXA Equitable and each New Adviser for its respective Portfolio are substantially similar to those of the old investment advisory agreement between AXA Equitable and each prior Adviser. The new Investment Advisory Agreement provides that it will remain in effect for its initial term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The new Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the respective Portfolio, on sixty days' written notice to AXA Equitable and the New Adviser, or by AXA Equitable or the New Adviser on sixty days' written notice to the Trust and the other party. The agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is assigned or terminated for any other reason.

The new Investment Advisory Agreement generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by the New Adviser with respect to its Portfolio, except that nothing in the agreement limits the New Adviser's liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust's prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to its Portfolio, if such statement or omission was made in reliance upon information furnished by the New Adviser to AXA Equitable or the Trust.

Under the old investment advisory agreement between AXA Equitable and Provident with respect to the Aggressive Portfolio, dated as of July 31, 2003, Provident received an advisory fee based on the assets of the Portfolio allocated to Provident (the "Provident Allocated Portion") equal to an annual rate of 0.22% of the Provident Allocated Portion's average daily net assets. For the fiscal year ended December 31, 2004, Provident received $1,321,445 in advisory fees with respect to the Aggressive Portfolio. The old investment advisory agreement between AXA Equitable and Provident with respect to the Aggressive Portfolio was last approved by the Board of Trustees on July 22, 2004.

Under the old investment advisory agreement between AXA Equitable and Alliance with respect to the High Yield Portfolio, dated as of July 31, 2003 and as amended by Amendment No. 1 dated as of December 12, 2003, Alliance received an advisory fee based on the aggregate assets of the Portfolio together with assets of allocated portions of the AXA Premier VIP Large Cap Growth Portfolio, AXA Premier VIP Large Cap Core Equity Portfolio, AXA Enterprise Multimanager Growth Fund, AXA Enterprise Multimanager Core Equity Fund, EQ/Alliance Common Stock Portfolio and EQ/Bernstein Diversified Value Portfolio, which are affiliated portfolios managed by AXA Equitable for which Alliance also serves as an adviser (the "General Equity/High Yield Portfolios"), equal to the following annual rates: 0.50% of the General Equity/High Yield Portfolios' average daily net assets up to and including $1 billion; 0.40% of the General Equity/High Yield Portfolios' average daily net assets over $1 billion up to and including $2 billion; 0.30% of the General Equity/High Yield Portfolios' average daily net assets over $2 billion up to and including $3 billion; and 0.20% of the General Equity/High Yield Portfolios' average daily net assets in excess of $3 billion. For the fiscal year ended December 31, 2004, Alliance received $2,162,280 in advisory fees with respect to the High Yield Portfolio. The old investment advisory agreement between AXA Equitable and Alliance with respect to the High Yield Portfolio was last approved by the Board of Trustees on July 22, 2004.

INFORMATION REGARDING THE NEW ADVISERS

LEGG MASON CAPITAL MANAGEMENT, INC.

Legg Mason is located at 100 Light Street, Baltimore, Maryland 21202. Legg Mason is a subsidiary of Legg Mason, Inc., a financial services holding company also located at 100 Light Street, Baltimore, Maryland 21202, and provides investment management services to domestic and international investment companies, pension and profit sharing plans, charitable organizations and state or other municipal government entities. As of December 31, 2004, Legg Mason and its sister companies had approximately $48.0 billion in assets under management. William H.

Miller is the Chief Executive Officer, Chief Investment Officer and a director of Legg Mason. The other current directors of Legg Mason are Kyle P. Legg, Jennifer W. Murphy, Raymond A. Mason, Peter L. Bain, Mark R. Fettig and Timothy
C. Scheve. The business address of each of these individuals is 100 Light Street, Baltimore, Maryland 21202.

Robert G. Hagstrom, Jr. is responsible for the day-to-day management of the Legg Mason Allocated Portion. Mr. Hagstrom has been employed by one or more subsidiaries of Legg Mason, Inc. since 1998 and had had portfolio management responsibilities since that time. He currently serves as Senior Vice President of Legg Mason and Legg Mason Funds Management, Inc. and as President of Legg Mason Focus Capital, Inc.

As one of the Advisers to the Aggressive Portfolio, it is anticipated that Legg Mason will seek to achieve the Portfolio's investment objective of long-term capital growth by investing its allocated portion of the Aggressive Portfolio ("Legg Mason Allocated Portion") primarily in companies whose revenues and/or earnings are growing at an above average rate and, in Legg Mason's opinion, are selling at prices below the intrinsic business value. Legg Mason utilizes a bottom-up, fundamental method of analysis when selecting securities for investment, examining fundamental quantitative and qualitative aspects of the company, its management and its financial position as compared to its stock price. Legg Mason anticipates that the Legg Mason Allocated Portion will be a concentrated portfolio with approximately 20-30 holdings. The principal risks of investing in the Aggressive Portfolio are listed in the Trust's Prospectus under the heading "Principal Investment Risks." These risks are discussed in more detail under the heading "More About Investment Strategies & Risks" in the Trust's Prospectus.

For its services to the Aggressive Portfolio, Legg Mason receives an advisory fee equal to the following annual rate: 0.40% on the first $200 million of the average daily net assets of the Legg Mason Allocated Portion; and 0.38% of the average daily net assets of the Legg Mason Allocated Portion thereafter. AXA Equitable (and not the Aggressive Portfolio) is responsible for the payment of the advisory fee to Legg Mason. The management fee for the Portfolio will not change as a result of the appointment of Legg Mason as an Adviser to the Portfolio.

Information regarding other comparable funds for which Legg Mason serves as an adviser is provided in Appendix A to this Supplement.

Legg Mason also has been retained by AXA Equitable to serve as the Adviser to the EQ/Legg Mason Value Equity Portfolio, a new fund to be managed by AXA Equitable, which is expected to be available in October 2005.

POST ADVISORY GROUP, LLC

Post, a Delaware limited liability company, is located at 11755 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025. Post is affiliated with Principal Global Investors(R) ("Principal"), a member of the Principal Financial Group(R) (NYSE: PFG) ("PFG"), a Fortune 500 company. PFG is located at 711 High Street, Des Moines, IA 50392-0001, and Principal is located at 801 Grand Avenue, Des Moines, IA 50392-0490. Principal owns 69% of Post and eight senior management professionals at Post own 31%. Post provides investment management services to investment companies, state, city and private pension funds, corporations, endowments, foundations and high net worth individuals. As of May 31, 2005, Post managed approximately $7.0 billion in assets throughout its high yield continuum. Lawrence A. Post serves as Post's Chief Executive Officer. Post's directors and their business addresses are as follows: Mr. Post (11755 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025), Carl Goldsmith (11755 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025), Jim McCaughan (888 7th Avenue, New York, New York 10019), David Blake (711 High Street, Des Moines, Iowa 50392) and Richard Hibbs (12800 Corporate Hill Drive, Suite 350. St. Louis, Missouri 63131-1833).

Larry Post and Allan Schweitzer are responsible for the day-to-day management of the Post Allocated Portion of the High Yield Portfolio. Mr. Post, Chief
Executive Officer and Chief Investment Officer of Post, has overall responsibility for the Post Allocated Portion and investment process. Mr. Post has more than 30 years of experience in the high yield marketplace. During the mid-to-late 1970s, he was responsible for the high yield research efforts at Smith Barney and Salomon Brothers. Mr. Post was co-director of research and a senior trader at Drexel Burnham Lambert in the 1980s. Mr. Schweitzer, a Managing Director-Investment Management of Post, joined Post in 2000 from Trust Company of the West ("TCW") where he was a senior high yield analyst specializing in healthcare, media and lodging research. Prior to TCW, he was a high yield research analyst at Putnam Investments.

As one of the Advisers to the High Yield Portfolio, it is anticipated that Post will seek to achieve the Portfolio's investment objective of high total return through a combination of current income and capital appreciation by investing in a diversified mix of bonds that are rated below investment grade. Post intends to utilize an investment strategy for its allocated portion of the High Yield Portfolio ("Post Allocated Portion") that combines high quality, medium quality, and lower quality high yield issues with an overall "average" quality rating of B to B-. A portion of the Post Allocated Portion's assets also may be invested in triple-C rated or unrated securities at Post's discretion.

Post believes that superior performance is achieved through the consistent application of three specific attributes: (1) value identification; (2) downside protection; and (3) risk diversification. Post's team concentrates on complex, under-followed, and misunderstood credits since Post believes that these securities have the highest probability of being mispriced by the consensus view. Investments with the potential of adding value to the Portfolio are reviewed considering both current yield and potential price appreciation and are analyzed by defining scenarios with "best," "worst," and "most likely" outcomes. Another cornerstone of Post's investment philosophy is attentiveness to downside protection. Post's research emphasizes qualitative analysis that is based on judgment and experience. Post continually monitors a portfolio to ensure that unexpected negatives are held to a minimum. Lastly, Post is committed to maintaining a diversified portfolio. Each investment portfolio has individualized investment guidelines delineating exposure and diversification limits by issue, issuer, security type, duration, maturity and credit rating. Post intends to reduce volatility through diversification, intensive credit research and a relatively short average life (about five years). The principal risks of investing in the High Yield Portfolio are listed in the Trust Prospectus under the heading "Principal Investment Risks." These risks are discussed in more detail under the heading "More About Investment Strategies & Risks" in the Trust Prospectus.

For its services to the High Yield Portfolio, Post receives an advisory fee equal to an annual rate of 0.40% of the average daily net assets of the Post Allocated Portion. AXA Equitable (and not the High Yield Portfolio) is responsible for the payment of the advisory fee to Post. The management fee for the Portfolio will not change as a result of the appointment of Post as an Adviser to the Portfolio.

Information regarding other comparable funds for which Post serves as an adviser is provided in Appendix A to this Supplement.

FACTORS CONSIDERED BY THE BOARD IN APPROVING THE NEW INVESTMENT ADVISORY AGREEMENTS

The Board of Trustees, including the Independent Trustees, unanimously approved the proposed Investment Advisory Agreement between AXA Equitable and Legg Mason with respect to the Aggressive Portfolio and the proposed Investment Advisory Agreement between AXA Equitable and Post with respect to the High Yield Portfolio, effective as of June 20, 2005 and June 24, 2005, respectively.

In approving each Investment Advisory Agreement, the Board considered the overall fairness of the Investment Advisory Agreement and whether the Agreement was in the best interest of the affected Portfolio. In this connection, the Board considered factors it deemed relevant with respect to each Portfolio, including: (1) the nature, quality and extent of the services to be provided to the Portfolio by each New Adviser and its affiliates; (2) each New Adviser's investment process, personnel and operations; (3) each New Advisers' financial condition; (4) the adequacy of each New Adviser's compliance program; (5) the performance of similar portfolios managed by each New Adviser as compared to an appropriate benchmark and/or peer group; (6) the level of each New Adviser's proposed advisory fee; (7) the anticipated effect of growth and size on each Portfolio's performance and expenses, where applicable; (8) "fall-out" benefits to be realized by each New Adviser and its affiliates (I.E., any direct or indirect benefits to be derived by each New Adviser and and its affiliates from the New Adviser's relationship with the Trust); (9) the estimated profitability of each New Adviser under its Investment Advisory Agreement; and (10) possible conflicts of interest. In considering each Investment Advisory Agreement, the Board did not identify any single factor or information as all-important or controlling.

In connection with its deliberations, the Board received information from the Manager and each New Adviser regarding the factors set forth above and met with senior representatives of the Manager to discuss the proposed Investment Advisory Agreements. The Independent Trustees were assisted by independent counsel during their deliberations.

The Board, in examining the nature and quality of the services to be provided by each New Adviser to its Portfolio, considered the New Adviser's experience in serving as an investment adviser for portfolios similar to the Portfolio it would advise. The Board noted the responsibilities that each New Adviser would have as an Adviser to its Portfolio. In particular, the Board considered that each New Adviser would be responsible for making investment decisions on behalf of its allocated portion of the Portfolio it would advise, placing all orders for the purchase and sale of investments for its allocated portion of the Portfolio it would advise with brokers or dealers, and performing related administrative functions. The Board also reviewed information regarding each New Adviser's investment process and the background of the portfolio managers who would provide services to the Portfolios. The Board also reviewed information regarding the adequacy of each New Adviser's compliance program and its results. The Board also reviewed financial information regarding each New Adviser.

In connection with its deliberations, the Board received information regarding the performance of similar portfolios advised by the New Advisers relative to their benchmarks and/or the average of their peer groups. For Legg Mason, the Board received, among other things, average annual total returns of the similar portfolios for the one-, three- five- and ten-year periods ended April 30, 2005. For Post, the Board received, among other things, annual returns of the similar portfolios for the last three calendar years.

In evaluating each New Adviser's proposed compensation, the Board reviewed the proposed fees under each Investment Advisory Agreement and, to the extent information was available, each New Adviser's anticipated costs and profitability in providing services to the Portfolios, including the costs associated with the research and investment processes, personnel, systems and equipment necessary to perform their functions. The Board generally considered each New Adviser's costs and profitability to be less significant to its evaluation of the fees and expenses paid by the Portfolios than AXA Equitable's management fee and each Portfolio's overall expense ratios, which were not expected to change as a result of the appointment of the New Advisers since their fees are paid by AXA Equitable and not the Portfolios. The Board also examined the fees to be paid with respect to the allocated portion of each Portfolio to be advised by each New Adviser in light of the fees paid by similar portfolios advised by the New Adviser and the fees paid with respect to the other allocated portions of the Portfolios.

As part of its evaluation of each New Adviser's compensation, the Board also considered other benefits that may be realized by each New Adviser and its affiliates from the New Adviser's relationship with the Trust. In this connection, the Board noted, among other things, that Legg Mason also serves as an Adviser to another affiliated portfolio managed by AXA Equitable and receives advisory fees for providing services to that portfolio. The Board also noted that each New Adviser, through its relationship as an Adviser to a Portfolio, may engage in soft dollar transactions. In this regard, the Board considered each New Adviser's procedures for executing portfolio transactions for its Portfolio and each New Adviser's policies and procedures for the selection of brokers and dealers and for obtaining research from those brokers and dealers. In addition, the Board recognized that the New Advisers to the Portfolios may be affiliated with registered broker-dealers, which may from time to time receive brokerage commissions from the Portfolio in connection with the purchase and sale of portfolio securities, provided, however, that those transactions, among other things, must be consistent with best execution. Finally, the Board recognized that affiliates of each New Adviser may sell, and earn sales commissions from, insurance products, the proceeds of which are invested in the Portfolio.

Based on these considerations, the Board was satisfied, with respect to each Portfolio, that: (1) the Portfolio was reasonably likely to benefit from the nature, quality and extent of the New Adviser's services; (2) the Portfolio was reasonably likely to benefit from the New Adviser's investment process, personnel and operations; (3) the New Adviser has the resources to provide the services and to carry out its responsibilities under its Agreement; and (4) the New Adviser has an adequate compliance program. The Board also reached the determinations described below with respect to each New Adviser's proposed compensation, including any direct or indirect benefits to be derived by each New Adviser and its affiliates, and each New Adviser's performance with respect to similar portfolios they advise. Based on the foregoing and the information described below, the Board, including the Independent Trustees, approved each Investment Advisory Agreement with respect to the relevant Portfolio.

AGGRESSIVE PORTFOLIO

With respect to the Aggressive Portfolio, the Board considered that (1) the proposed advisory fee was among the lowest fee rates paid to the New Adviser with respect to other similar portfolios for which it serves as investment sub-adviser; and (2) the similar portfolios advised by the New Adviser had outperformed their benchmark and the average of their peer group for the three-, five- and ten-year periods ended April 30, 2005, but had underperformed their benchmark and peer group for the one-year period ended on that date. The Board was satisfied that the New Adviser's compensation, including any direct or indirect benefits to be derived by it or its affiliates, is fair and reasonable and that the performance of the New Adviser's similar portfolios generally was reasonable in relation to the performance of their benchmark and peer group.

HIGH YIELD PORTFOLIO

With respect to the High Yield Portfolio, the Board considered that (1) the proposed advisory fee for the Post Allocated Portion of the Portfolio is lower than the advisory fee rates paid to the New Adviser with respect to other similar portfolios for which it serves as investment sub-adviser; (2) the similar portfolios advised by the New Adviser outperformed their benchmark in each of the last three calendar years. The Board was satisfied that the New Adviser's compensation, including any direct or indirect benefits to be derived by it or its affiliates, is fair and reasonable, and that the performance of the New Adviser's similar accounts generally was reasonable in relation to the performance of their benchmark.

                                    * * * * *

PORTFOLIO TRANSACTIONS

To the extent permitted by law and in accordance with procedures established by the Trust's Board of Trustees, the Portfolios may engage in brokerage transactions with brokers that are affiliates of the Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Manager or Advisers. For the fiscal year ended December 31, 2004, the Aggressive Portfolio paid $23,576 in brokerage commissions to Sanford C. Bernstein & Co. LLC and $696 to Advest, Inc., each of which is an indirect wholly owned subsidiary of the Manager, which collectively represented 0.28% of the Aggressive Portfolio's total brokerage commissions. The High Yield Portfolio did not engage in any brokerage transactions with affiliates during the fiscal year ended December 31, 2004.

CONTROL PERSONS AND PRINCIPAL HOLDERS

AXA Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust's shares as of June 30, 2005. AXA Equitable is organized as a New York stock life insurance company and is a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a "series" type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio. As of June 30, 2005, the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to less than one percent of the shares of each Portfolio. [To the Trust's knowledge, as of June 30, 2005, no Contractowner, or group of Contractowners, owned Contracts entitling such person to give voting instructions regarding 5% or more of any class of shares of either Portfolio.]

[Appendix B sets forth information regarding the Contractowners who were entitled to give voting instructions with respect to 5% or more of any class of outstanding shares of the Portfolio as of June 30, 2005.]


           A COPY OF THE TRUST'S 2005 SEMI-ANNUAL REPORT IS ENCLOSED.

                                                                      APPENDIX A

LEGG MASON CAPITAL MANAGEMENT, INC.

--------------------------------------------------------------------------------
                                                      EFFECTIVE ANNUAL
                                                      ADVISORY FEE RATE
            NAME OF FUND         NET ASSETS     (% OF AVERAGE DAILY NET ASSETS)
--------------------------------------------------------------------------------
Legg Mason Growth Trust         $429,131,096    0.70% on the first $2 billion
                              (as of 12/31/04)  of assets under management; and
                                                0.65% thereafter.
--------------------------------------------------------------------------------
USAZ Legg Mason Growth Fund   $49,600,281 (as   0.55% on the first $200 million
                                of 5/30/05)     of assets under management; and
                                                0.45% thereafter.
--------------------------------------------------------------------------------
The Vantagepoint Growth Fund    $277,660,313    0.40% on the first $200 million
                              (as of 5/30/05)   of assets under management; and
                                                0.35% thereafter.
--------------------------------------------------------------------------------


POST ADVISORY GROUP, LLC

--------------------------------------------------------------------------------
                                                      EFFECTIVE ANNUAL
            NAME OF FUND         NET ASSETS           ADVISORY FEE RATE
                             (AS OF 12/31/04)   (% OF AVERAGE DAILY NET ASSETS)
--------------------------------------------------------------------------------
American Beacon High Yield
 Bond Fund                      $395,619,000    0.42% of assets under management
--------------------------------------------------------------------------------

                                                                      APPENDIX B

AGGRESSIVE PORTFOLIO

--------------------------------------------------------------------------------
CONTRACTOWNER                          SHARES OWNED      PERCENT OF OWNERSHIP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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HIGH YIELD PORTFOLIO

--------------------------------------------------------------------------------
CONTRACTOWNER                          SHARES OWNED      PERCENT OF OWNERSHIP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------